EXHIBIT 13

                  SARBANES-OXLEY ACT SECTION 906 CERTIFICATIONS

      In connection with the annual report on Form 20-F, as amended by this Form 20-F/A, of Grupo Elektra, S.A. de C.V. for the period ended December 31, 2002, Javier Sarro Cortina, Chief Executive Officer of Grupo Elektra, S.A. de C.V. and Rodrigo Pliego Abraham, Chief Financial Officer of Grupo Elektra, S.A. de C.V., each hereby certify pursuant to 18 U.S.C.ss. 1350, as adopted pursuant toss.906 of the Sarbanes-Oxley Act of 2002, that:

      1. The Form 20-F, as amended by this Form 20-F/A, for the period ended December 31, 2002 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      2. The information contained in the Form 20-F, as amended by this Form 20-F/A, for the period ended December 31, 2002 fairly presents, in all material respects, the financial condition and results of operations of Grupo Elektra, S.A. de C.V.

Date: July 16, 2003
                                       /s/ Javier Sarro Cortina
                                       -------------------------------------
                                       Javier Sarro Cortina
                                       Chief Executive Officer
                                       (Principal Executive Officer)

Date: July 16, 2003
                                       /s/ Rodrigo Pliego Abraham
                                       -------------------------------------
                                       Rodrigo Pliego Abraham
                                       Chief Financial Officer
                                       (Principal Financial Officer)

      A signed original of this written statement required by Section 906 has been provided to Grupo Elektra, S.A. de C.V. and will be retained by Grupo Elektra, S.A. de C.V. and furnished to the Securities and Exchange Commission or its staff upon request.